Exhibit 99.1

Home Bancorp Reports 2015 Third Quarter Results And Declares A Quarterly Dividend

Third Quarter 2015 Highlights:

- Louisiana Bancorp acquisition completed ahead of schedule;

- Total assets cross $1.5 billion threshold;

- Diluted EPS (excluding merger-related expenses) up 20% compared to third quarter of 2014;

- Annualized organic loan growth of 5%; and

- Direct energy-related loans total 2.8% of outstanding loan portfolio (3.7% including unfunded commitments)

LAFAYETTE, La., Oct. 27, 2015 /PRNewswire/ -- Home Bancorp, Inc. (Nasdaq: "HBCP") (the "Company"), the parent company of the 107-year-old Home Bank, N.A. (the "Bank") (www.home24bank.com), reported net income of $2.9 million for the third quarter of 2015, an increase of $60,000, or 2%, compared to the second quarter of 2015 and an increase of $23,000, or 1%, compared to the third quarter of 2014. The second and third quarters of 2015 include merger-related expenses, net of taxes, totaling $232,000 and $527,000, respectively, related to the acquisition of Louisiana Bancorp, Inc. ("Louisiana Bancorp"). Excluding merger-related expenses, net income for the third quarter of 2015 increased 12% and 19%, respectively, compared to the second quarter of 2015 and third quarter of 2014.

Diluted earnings per share were $0.41 for the third quarter of 2015, equal to the second quarter of 2015 and the third quarter of 2014. Excluding merger-related expenses, diluted earnings per share were $0.49 for the third quarter of 2015, an increase of 11% and 20%, respectively, compared to the second quarter of 2015 and the third quarter of 2014.

"We crossed the $1.5 billion asset threshold during the quarter as we completed our acquisition of Bank of New Orleans ahead of schedule," stated John W. Bordelon, President and Chief Executive Officer of the Company and the Bank. "We are hard at work ensuring our new customers understand our commitment to adding value to their banking relationship."

The Company also announced that its Board of Directors declared a cash dividend of $0.08 per share, payable on November 20, 2015, to shareholders of record as of November 9, 2015.

Acquisition of Louisiana Bancorp, Inc.

On September 15, 2015, the Company completed its acquisition of Louisiana Bancorp, the former holding company of Bank of New Orleans ("BNO") of Metairie, Louisiana. Shareholders of Louisiana Bancorp received $24.25 per share in cash, yielding an aggregate purchase price of $70.0 million.

The assets and liabilities from Louisiana Bancorp were recorded at their estimated fair values as of the acquisition date, September 15, 2015. Such fair values are preliminary estimates and are subject to adjustment for up to one year after the acquisition date. A summary of the assets and liabilities acquired and estimated fair value adjustments follows.

	As of September 15, 2015
(in thousands)	Louisiana Bancorp	Fair Value Adjustments	As recorded by Home Bancorp
Assets
Cash and cash equivalents	$ 14,098	$ -	$ 14,098
Investment securities available for sale	35,794	578	36,372
Loans	281,909	(1,554)	280,355
Real estate owned	64	(14)	50
Office properties and equipment, net	3,349	3,506	6,855
Core deposit intangible	-	1,500	1,500
Other assets	10,747	620	11,367
Total assets acquired	$ 345,961	$ 4,636	$ 350,597

Liabilities
Deposits:
Noninterest-bearing	$ 28,315	$ -	$ 28,315
Interest-bearing	180,318	37	180,355
Total deposits	208,633	37	208,670
Federal Home Loan Bank ("FHLB") advances	75,754	203	75,957
Other liabilities	5,993	624	6,617
Total liabilities assumed	$ 290,380	$ 864	$ 291,244
Excess of assets acquired over liabilities assumed			59,353
Cash consideration paid			(70,021)
Total goodwill recorded			$ 10,668

Loans and Credit Quality

Loans totaled $1.2 billion at September 30, 2015, an increase of $292.2 million, or 32%, from June 30, 2015, and an increase of $300.3 million, or 33%, from September 30, 2014. Louisiana Bancorp added $280.4 million in loans at acquisition date. During the third quarter of 2015, organic loan growth of $11.7 million related primarily to construction and land loans (up $7.2 million) and commercial real estate loans (up $4.2 million).

The following table sets forth the composition of the Company's loan portfolio as of the dates indicated.

	September 30,	December 31,	Increase/(Decrease)
(dollars in thousands)	2015	2014	Amount	Percent
Real estate loans:
One- to four-family first mortgage	$391,547	$233,249	$158,298	68%
Home equity loans and lines	94,502	56,000	38,502	69
Commercial real estate	410,055	352,863	57,192	16
Construction and land	102,781	89,154	13,627	15
Multi-family residential	45,792	27,375	18,417	67
Total real estate loans	1,044,677	758,641	286,036	38
Other loans:
Commercial and industrial	115,173	104,446	10,727	10
Consumer	47,860	45,881	1,979	4
Total other loans	163,033	150,327	12,706	8
Total loans	$1,207,710	$908,968	$298,742	33%

Nonperforming assets ("NPAs") totaled $20.8 million at September 30, 2015, an increase of $2.6 million, or 14%, compared to June 30, 2015 and a decrease of $1.7 million, or 8%, compared to September 30, 2014. Of the $20.8 million in total NPAs at September 30, 2015, $13.6 million related to our acquisitions of Statewide Bank, GS Financial Corp, Britton & Koontz Capital Corporation and Louisiana Bancorp. The ratio of total NPAs to total assets was 1.34% at September 30, 2015, compared to 1.48% at June 30, 2015 and 1.79% at September 30, 2014. Excluding acquired assets, the ratio of NPAs to total assets was 0.65% at September 30, 2015, compared to 0.44% at June 30, 2015 and September 30, 2014.

The Company recorded net loan charge-offs of $103,000 during the third quarter of 2015, compared to net loan charge-offs of $100,000 and $1.2 million in the second quarter of 2015 and the third quarter of 2014, respectively. The Company's provision for loan losses for the third quarter of 2015 was $569,000, compared to $294,000 for the second quarter of 2015 and $892,000 for the third quarter of 2014.

The ratio of allowance for loan losses to total loans was 0.74% at September 30, 2015, compared to 0.92% and 0.82% at June 30, 2015 and September 30, 2014, respectively. Excluding acquired loans, the ratio of the allowance for loan losses to total loans was 1.12% at September 30, 2015, compared to 1.09% and 1.01% at June 30, 2015 and September 30, 2014, respectively.

Investment Securities Portfolio

The Company's investment securities portfolio totaled $205.2 million at September 30, 2015, an increase of $12.6 million, or 7%, from June 30, 2015, and an increase of $12.7 million, or 7%, from September 30, 2014. The Company acquired $36.4 million of investment securities from Louisiana Bancorp at acquisition date, and subsequently sold $8.1 million of the acquired investments during the third quarter.

At September 30, 2015, the Company had a net unrealized gain on its investment securities portfolio of $2.9 million, compared to net unrealized gains of $1.7 million and $1.4 million at June 30, 2015 and September 30, 2014, respectively. The Company's investment securities portfolio had a modified duration of 3.5 years at September 30, 2015, compared to 3.7 and 3.8 years at June 30, 2015 and September 30, 2014, respectively.

Deposits

Total deposits were $1.2 billion at September 30, 2015, an increase of $190.7 million, or 19%, from June 30, 2015, and an increase of $238.3 million, or 24%, from September 30, 2014. The acquisition of Louisiana Bancorp added $208.7 million in deposits as of the acquisition date. During the third quarter of 2015, core deposits (i.e., checking, savings and money market accounts) increased $106.4 million, or 13%, from June 30, 2015, and increased $167.3 million, or 22%, from September 30, 2014. Core deposits acquired from Louisiana Bancorp totaled $118.1 million at the acquisition date.

The following table sets forth the composition of the Company's deposits at the dates indicated.

	September 30,	December31,	Increase / (Decrease)
(dollars in thousands)	2015	2014	Amount	Percent
Demand deposit	$279,573	$267,660	$11,913	4%
Savings	109,100	81,145	27,955	34
Money market	286,464	219,456	67,008	31
NOW	251,221	204,536	46,685	23
Certificates of deposit	295,329	220,775	74,554	34
Total deposits	$1,221,687	$993,572	$228,115	23%

Net Interest Income

Net interest income for the third quarter of 2015 totaled $13.5 million, an increase of $766,000, or 6%, compared to the second quarter of 2015, and an increase of $318,000, or 2%, compared to the third quarter of 2014. The Company's net interest margin was 4.55% for the third quarter of 2015, eight basis points higher than the second quarter of 2015 and eight basis points lower than the third quarter of 2014. The increase in the net interest margin in the third quarter of 2015 compared to the second quarter of 2015 was primarily the result of mix changes in interest-earning assets. The decrease in the net interest margin in the third quarter of 2015 compared to the third quarter of 2014 was primarily the result of lower loan yields reflecting the effects of the continuing low interest rate environment.

The following table sets forth the Company's average volume and rate of its interest-earning assets and interest-bearing liabilities for the periods indicated. Taxable equivalent ("TE") yields on investment securities are calculated using a tax rate of 35%.

	For the Three Months Ended
	September 30, 2015		June 30, 2015		September 30, 2014
(dollars in thousands)	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
Interest-earning assets:
Loans receivable:
Originated loans	$753,791	5.06%	$739,432	5.14%	$683,415	5.41%
Acquired loans	215,481	6.84	176,442	6.89	220,801	6.59
Total loan receivable	969,272	5.46	915,874	5.48	904,216	5.70
Investment securities (TE)	192,023	2.16	187,682	2.13	187,201	2.20
Other interest-earning assets	18,651	1.08	40,888	0.64	40,094	0.41
Total interest-earning assets	1,179,946	4.85	1,144,444	4.75	1,131,511	4.93

Interest-bearing liabilities:
Deposits:
Savings, checking, and money market	575,185	0.22	570,914	0.22	505,458	0.23
Certificates of deposit	224,206	0.72	213,029	0.72	228,446	0.73
Total interest-bearing deposits	799,391	0.36	783,943	0.36	733,904	0.39
Securities sold under repurchase agreements	4,093	0.20	20,128	0.37	20,643	0.36
FHLB advances	52,097	1.87	19,125	2.17	92,324	0.51
Total interest-bearing liabilities	$855,581	0.42	$823,196	0.40	$846,871	0.40

Net interest spread (TE)		4.43%		4.35%		4.53%
Net interest margin (TE)		4.55%		4.47%		4.63%

Noninterest Income

Noninterest income for the third quarter of 2015 totaled $2.2 million, an increase of $158,000, or 8%, compared to the second quarter of 2015 and an increase of $37,000, or 2%, compared to the third quarter of 2014. The increase in noninterest income in the third quarter of 2015 compared to the second quarter of 2015 resulted primarily from increases in gains on the sale of mortgage loans (up $211,000) and service fees and charges (up $73,000), which were partially offset by decreases in other income (down $111,000 due primarily to a net loss incurred on the sale of a fixed asset).

The increase in noninterest income in the third quarter of 2015 compared to the third quarter of 2014 resulted primarily from increases in gains on the sale of mortgage loans (up $170,000), bank card fees (up $44,000) and service fees and charges (up $20,000), which were partially offset by decreases in other income (down $207,000 due primarily to a net loss incurred on the sale of a fixed asset).

Noninterest Expense

Noninterest expense for the third quarter of 2015 totaled $10.5 million, an increase of $294,000, or 3%, compared to the second quarter of 2015 and an increase of $554,000, or 6%, compared to the third quarter of 2014. Noninterest expense for the third and second quarters of 2015 includes $593,000 and $256,000, respectively, of merger-related expenses related to the acquisition of Louisiana Bancorp.

The increase in noninterest expense in the third quarter of 2015 compared to the second quarter of 2015 resulted primarily from increases in compensation and benefits (up $205,000), professional fees (up $173,000), other expenses (up $84,000) and data processing and communications (up $59,000), which were partially offset by decreases in expenses on foreclosed assets (down $278,000). Excluding merger-related expenses, noninterest expense for the third quarter of 2015 totaled $9.9 million, a decrease of $43,000, or less than 1%, compared to the second quarter of 2015.

The increase in noninterest expense for the third quarter of 2015 compared to the third quarter of 2014 resulted primarily from increases in compensation and benefits (up $482,000) and professional fees (up $438,000), which were partially offset by decreases in marketing and advertising (down $115,000), expenses on foreclosed assets (down $110,000) and other expenses (down $88,000). Excluding merger-related expenses, noninterest expense for the third quarter of 2015 decreased $35,000, or less than 1%, compared to the second quarter of 2014.

Non-GAAP Reconciliation

	For the Three Months Ended
(dollars in thousands, except earnings per share data)	September 30, 2015	June 30, 2015	September 30, 2014

Reported noninterest expense	$10,522	$10,228	$9,968
Less: Merger-related expenses	593	256	4
Non-GAAP noninterest expense	$9,929	$9,972	$9,964

Reported net income	$2,899	$2,840	$2,877
Add: Merger-related expenses (after tax)	527	232	4
Non-GAAP net income	$3,426	$3,072	$2,881

Diluted EPS	$0.41	$0.41	$0.41
Add: Merger-related expenses	0.08	0.03	-
Non-GAAP EPS	$0.49	$0.44	$0.41

Total equity	$162,286	$158,902	$151,118
Less: Intangibles	15,911	3,911	4,672
Non-GAAP tangible equity	$146,375	$154,991	$146,446

This news release contains financial information determined by methods other than in accordance with generally accepted accounting principles ("GAAP"). The Company's management uses this non-GAAP financial information in its analysis of the Company's performance. In this news release, information is included which excludes acquired loans, intangible assets and the impact of merger-related expenses. Management believes the presentation of this non-GAAP financial information provides useful information that is helpful to a full understanding of the Company's financial position and core operating results. This non-GAAP financial information should not be viewed as a substitute for financial information determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial information presented by other companies.

This news release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may."

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond our control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Home Bancorp's Annual Report on Form 10-K for the year ended December 31, 2014, describes some of these factors, including risk elements in the loan portfolio, the level of the allowance for losses on loans, risks of our growth strategy, geographic concentration of our business, dependence on our management team, risks of market rates of interest and of regulation on our business and risks of competition. Forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF FINANCIAL CONDITION

	September 30,	September 30,	%	June 30,	December 31,
	2015	2014	Change	2015	2014
Assets
Cash and cash equivalents	$ 23,538,879	$ 54,620,690	(57)%	$ 30,227,762	$ 29,077,907
Interest-bearing deposits in banks	5,762,285	5,771,000	-	5,526,000	5,526,000
Investment securities available for sale, at fair value	190,762,087	181,238,080	5	178,078,713	174,800,516
Investment securities held to maturity	14,408,624	11,211,745	29	14,489,250	11,705,470
Mortgage loans held for sale	7,170,285	7,397,081	(3)	6,696,133	4,516,835
Loans, net of unearned income	1,207,709,500	907,364,341	33	915,552,159	908,967,871
Allowance for loan losses	(8,931,507)	(7,418,243)	20	(8,465,718)	(7,759,500)
Total loans, net of allowance for loan losses	1,198,777,993	899,946,098	33	907,086,441	901,208,371
Office properties and equipment, net	42,264,398	38,217,660	11	36,623,001	37,964,714
Cash surrender value of bank-owned life insurance	19,543,520	19,047,294	3	19,419,577	19,163,110
Accrued interest receivable and other assets	55,682,411	42,296,437	32	36,659,756	37,451,687
Total Assets	$ 1,557,910,482	$ 1,259,746,085	24	$ 1,234,806,633	$ 1,221,414,610

Liabilities
Deposits	$ 1,221,687,666	$ 983,386,883	24%	$ 1,030,971,854	$ 993,572,593
Securities sold under repurchase agreements	-	20,540,654	-	20,036,906	20,370,892
Federal Home Loan Bank advances	153,444,516	95,000,875	62	19,000,000	47,500,000
Accrued interest payable and other liabilities	20,492,194	9,699,673	111	5,895,559	5,827,369
Total Liabilities	1,395,624,376	1,108,628,085	26	1,075,904,319	1,067,270,854

Shareholders' Equity
Common stock	72,252	89,968	(20)%	72,181	90,088
Additional paid-in capital	76,486,634	93,025,616	(18)	74,650,401	93,332,108
Treasury stock	-	(28,502,198)	-	-	(28,572,891)
Common stock acquired by benefit plans	(4,822,040)	(5,223,134)	(8)	(4,932,606)	(5,112,340)
Retained earnings	88,646,324	90,791,742	(2)	87,993,318	93,101,915
Accumulated other comprehensive income	1,902,936	936,006	103	1,119,020	1,304,876
Total Shareholders' Equity	162,286,106	151,118,000	7	158,902,314	154,143,756
Total Liabilities and Shareholders' Equity	$ 1,557,910,482	$ 1,259,746,085	24	$ 1,234,806,633	$ 1,221,414,610

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF INCOME

	For The Three Months Ended			For the Nine Months Ended
	September 30,		%	September 30,		%
	2015	2014	Change	2015	2014	Change
Interest Income
Loans, including fees	$ 13,435,467	$ 13,090,209	3%	$ 38,417,015	$ 37,497,393	3%
Investment securities	939,090	936,379	-	2,751,325	2,957,544	(7)
Other investments and deposits	50,613	41,723	21	149,684	119,403	25
Total interest income	14,425,170	14,068,311	3	41,318,024	40,574,340	2

Interest Expense
Deposits	730,045	718,367	2%	2,115,681	2,044,983	4%
Securities sold under repurchase agreements	2,062	18,838	(89)	39,126	54,147	(28)
Federal Home Loan Bank advances	162,222	118,522	37	375,415	350,003	7
Total interest expense	894,329	855,727	5	2,530,222	2,449,133	3
Net interest income	13,530,841	13,212,584	2	38,787,802	38,125,207	2
Provision for loan losses	568,665	891,989	(36)	1,401,290	1,847,958	(24)
Net interest income after provision for loan losses	12,962,176	12,320,595	5	37,386,512	36,277,249	3

Noninterest Income
Service fees and charges	1,027,938	1,008,416	2%	2,874,602	2,781,487	3%
Bank card fees	619,799	576,105	8	1,823,071	1,601,221	14
Gain on sale of loans, net	478,380	308,708	55	1,119,392	909,173	23
Income from bank-owned life insurance	123,943	116,513	6	380,410	342,347	11
Gain on the sale of securities, net	3,053	-	-	3,053	1,826	67
Other income (loss)	(55,982)	150,873	(137)	114,110	432,687	(74)
Total noninterest income	2,197,131	2,160,615	2	6,314,638	6,068,741	4

Noninterest Expense
Compensation and benefits	6,267,791	5,785,428	8%	18,091,203	18,292,578	(1)%
Occupancy	1,218,193	1,213,874	-	3,556,403	3,419,434	4
Marketing and advertising	129,197	244,364	(47)	352,179	695,823	(49)
Data processing and communication	974,099	964,541	1	2,832,571	3,396,596	(17)
Professional fees	648,278	210,459	208	1,361,688	925,961	47
Forms, printing and supplies	130,395	135,840	(4)	408,233	499,060	(18)
Franchise and shares tax	155,872	184,385	(16)	450,415	553,156	(19)
Regulatory fees	273,754	306,724	(11)	851,163	790,763	8
Foreclosed assets, net	(17,817)	91,836	(119)	477,753	772,972	(38)
Other expenses	742,347	830,629	(11)	2,087,916	2,248,951	(7)
Total noninterest expense	10,522,109	9,968,080	6	30,469,524	31,595,294	(4)
Income before income tax expense	4,637,198	4,513,130	3	13,231,626	10,750,696	23
Income tax expense	1,737,789	1,636,613	6	4,644,617	3,688,098	26
Net income	$ 2,899,409	$ 2,876,517	1	$ 8,587,009	$ 7,062,598	22

Earnings per share - basic	$ 0.43	$ 0.44	(2)%	$ 1.28	$ 1.08	19%
Earnings per share - diluted	$ 0.41	$ 0.41	-	$ 1.23	$ 1.02	21

Cash dividends declared per common share	$ 0.08	$ -	-%	$ 0.22	$ -	-%

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY FINANCIAL INFORMATION

	For The Three Months Ended			For The Three
	September 30,		%	Months Ended	%
	2015	2014	Change	June 30, 2015	Change
(dollars in thousands except per share data)
EARNINGS DATA
Total interest income	$ 14,425	$ 14,068	3%	$ 13,588	6%
Total interest expense	894	856	4	823	9
Net interest income	13,531	13,212	2	12,765	6
Provision for loan losses	569	892	(36)	294	94
Total noninterest income	2,197	2,161	2	2,039	8
Total noninterest expense	10,522	9,968	6	10,229	3
Income tax expense	1,737	1,636	6	1,441	21
Net income	$ 2,900	$ 2,877	1	$ 2,840	2

AVERAGE BALANCE SHEET DATA
Total assets	$ 1,285,302	$ 1,242,370	4%	$ 1,249,232	3%
Total interest-earning assets	1,179,946	1,131,511	4	1,144,444	3
Totals loans	969,272	904,216	7	915,874	6
Total interest-bearing deposits	799,391	733,904	9	783,943	2
Total interest-bearing liabilities	855,581	846,871	1	823,196	4
Total deposits	1,064,384	979,711	9	1,050,195	1
Total shareholders' equity	161,033	150,087	7	158,659	2

SELECTED RATIOS (1)
Return on average assets	0.90%	0.93%	(3)%	0.91%	(1)%
Return on average equity	7.20	7.67	(6)	7.16	1
Efficiency ratio (2)	66.90	64.84	3	69.09	(3)
Average equity to average assets	12.53	12.08	4	12.70	(1)
Tier 1 leverage capital ratio(3)	10.12	11.34	(11)	11.98	(16)
Total risk-based capital ratio(3)	12.01	17.53	(32)	16.79	(28)
Net interest margin (4)	4.55	4.63	(2)	4.47	2

PER SHARE DATA
Basic earnings per share	$ 0.43	$ 0.44	(2)%	$ 0.42	2%
Diluted earnings per share	0.41	0.41	-	0.41	-
Book value at period end	22.46	21.23	6	22.01	2
Tangible book value at period end	20.26	20.57	(2)	21.47	(6)

PER SHARE DATA
Shares outstanding at period end	7,225,311	7,114,516	2%	7,218,009	0%
Weighted average shares outstanding
Basic	6,743,179	6,577,378	3%	6,694,751	1%
Diluted	7,022,484	6,950,916	1	6,974,249	1

(1) With the exception of end-of-period ratios, all ratios are based on average monthly balances during the respective periods.
(2) The efficiency ratio represents noninterest expense as a percentage of total revenues. Total revenues is the sum of net interest income and noninterest income.
(3) Capital ratios are estimated end of period ratios for the Bank only.
(4) Net interest margin represents net interest income as a percentage of average interest-earning assets. Taxable equivalent yields are calculated using a marginal tax rate of 35%.

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY CREDIT QUALITY INFORMATION

	September 30, 2015			June 30, 2015			September 30, 2014
	Acquired	Originated	Total	Acquired	Originated	Total	Acquired	Originated	Total
(dollars in thousands)
CREDIT QUALITY(1) (2)
Nonaccrual loans	$ 9,495	$ 5,512	$ 15,007	$ 9,242	$ 2,817	$ 12,059	$ 12,487	$ 2,730	$ 15,217
Accruing loans past due 90 days and over	-	-	-	-	-	-	-	-	-
Total nonperforming loans	9,495	5,512	15,007	9,242	2,817	12,059	12,487	2,730	15,217
Foreclosed assets	4,094	1,723	5,817	4,372	1,832	6,204	5,479	1,866	7,345
Total nonperforming assets	13,589	7,235	20,824	13,614	4,649	18,263	17,966	4,596	22,562
Performing troubled debt restructurings	498	876	1,374	501	686	1,187	515	220	735
Total nonperforming assets and troubled debt restructurings
	$ 14,087	$ 8,111	$ 22,198	$ 14,115	$ 5,335	$ 19,450	$ 18,481	$ 4,816	$ 23,297

Nonperforming assets to total assets			1.34%			1.48%			1.79%
Nonperforming loans to total assets			0.96			0.98			1.21
Nonperforming loans to total loans			1.24			1.32			1.68
Allowance for loan losses to nonperforming assets			42.89			46.35			32.88
Allowance for loan losses to nonperforming loans			59.52			70.20			48.75
Allowance for loan losses to total loans			0.74			0.92			0.82

Year-to-date loan charge-offs			$ 377			$ 233			$1,434
Year-to-date loan recoveries			148			107			86
Year-to-date net loan charge-offs			$ 229			$ 126			$ 1,348
Annualized YTD net loan charge-offs to total loans			0.03%			0.03%			0.20%

(1)

Nonperforming loans consist of nonaccruing loans and accruing loans 90 days or more past due.  Nonperforming assets consist of nonperforming loans and repossessed assets.  It is our policy to cease accruing interest on loans 90 days or more past due.  Repossessed assets consist of assets acquired through foreclosure or acceptance of title in-lieu of foreclosure.

(2)	Asset quality information includes certain assets covered under FDIC loss sharing agreements. Such assets covered by FDIC loss sharing agreements are included in "Acquired" assets.

Logo - http://photos.prnewswire.com/prnh/20130429/MM04092LOGO

CONTACT: John W. Bordelon, President and CEO (337) 237-1960